TECHNOLOGY SUB-LICENCE AGREEMENT (US)

THIS AGREEMENT, is dated for reference January 31, 2008 and is made:

BETWEEN:

FORTRESS PAPER LTD., a corporation organized under the laws of British Columbia having an office at 157 Chadwick Court, North Vancouver, B.C. V7M 3K2, Canada

("SubLicensor")

AND:

IDCENTRIX INC., a corporation organized under the laws of Delaware having an office at Suite 4240, 2101 Rosecrans Ave., El Segundo CA 90245, USA

("SubLicensee")

WHEREAS:

A. Owner (as defined herein) is the sole owner of the intellectual property underlying the Licensed Products (as defined herein) as embodied by the Licensed Technology (as defined herein);

B. Owner has, pursuant to: (a) the Master Licence Agreement (as defined herein); (b) a subsequent assignment agreement between SubLicensor and Fortress Identification Cards Ltd. dated April 24, 2007; and (c) a subsequent vertical amalgamation of Fortress Identification Cards Ltd. into SubLicensor, granted SubLicensor a right to sublicense the use of the Licensed Technology to manufacture and sell the Licensed Products;

C. SubLicensor wishes to sublicense to SubLicensee and SubLicensee wishes to sublicense from SubLicensor, the right to use the Licensed Technology to manufacture and sell Licensed Products in the Territories (as defined herein) subject to and in accordance with the terms and conditions set forth in this Agreement;

D. The parties have simultaneously herewith entered into an amended and restated sub-licence agreement dated January 31, 2008 relating to the sub-licensing of the intellectual property underlying the Licensed Products in Canada on an exclusive basis (the "Canadian SubLicence").

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS

Unless the context requires otherwise, the following terms shall have the meanings set out below when used in this Agreement.

1.1 "Claw-back Event" shall have the meaning ascribed to it in Section 8.2(a).

1.2 "Claw-back Shares" shall have the meaning ascribed to it in Section 8.2(b).

1.3 "Effective Date" means the date of this Agreement.

1.4 "Infringement Losses" means any and all claims, losses, liabilities, damages, judgments, awards or expenses (including reasonable attorney's fees) incurred by SubLicensee, relating to, in connection with or in any way arising from any action, suit or proceeding alleging that the Licensed Technology infringes the rights of any third party in the Territories.

1.5 "Licensed Information" means any and all technical information, data, formulae, know-how, knowledge, processes and/or trade secrets developed (or acquired) at anytime and from time to time by Owner or any of its Subsidiaries relating to the design, testing and manufacture of Licensed Products.

1.6 "Licensed Patents" means the patents and/or patent applications listed in Schedule A relating to the Licensed Products and all Owner Improvement Patents (and their foreign counterparts, if any) and any divisions, extensions, continuations or continuations-in-part thereof. Schedule A will be updated from time to time, but no less frequently than once every twelve (12) months to include all Owner Improvement Patents or Sublicensee Improvements which have become subject to the licence granted to SubLicensee pursuant to Section 2.2 hereof in accordance with the provisions of this Agreement.

1.7 "Licensed Products" means the "LQard I" and "LQard II" security cards and any related or ancillary products owned by the Owner or any of its Subsidiaries.

1.8 "Licensed Technology" means the Licensed Information and the Licensed Patents.

1.9 "LQ Branding" means the logos, trade names, trademarks and service marks of the Owner and the SubLicensor now existing or hereafter established, whether registered or unregistered, acquired or developed.

1.10 "Master Licence Agreement" means the technology licence agreement dated April 24, 2007 between the Owner and SubLicensor.

1.11 "Owner" means Landqart AG, a company formed under the laws of Switzerland.

1.12 "Owner Improvement Patents" means all patents licensable at any time by Owner or any of its Subsidiaries which are derived from or constitute improvements to the Licensed Patents and/or the Licensed Information.

1.13 "Primary Territory" means the United States of America and Mexico.

1.14 "Public Company" means a company, partnership, trust or any other entity that is permitted to offer any of the classes of its securities for sale to the general public in any country or seeks to obtain a listing or a quotation of its securities on an exchange or quotation system in North America or internationally.

1.15 "Secondary Territory" means worldwide, excluding the Primary Territory, Canada, Switzerland and Africa.

1.16 "Sterling Gold" means Sterling Gold Corp., a company organized under the laws of Nevada, the shares of common stock of which are quoted on the Over-the-Counter Bulletin Board in the United States under the symbol "SGCO".

1.17 "SubLicensee Improvements" means any and all improvements on any of the Licensed Technology, designed, made or the ownership of which is acquired, by SubLicensee during the term of this Agreement.

1.18 "Subsidiary" means a corporation, company or other entity:

(a)
more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

(b)
which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.19 "Term" shall have the meaning given to it in Section 6.1.

1.20 "Territories" means the Primary Territory and the Secondary Territory collectively.

ARTICLE 2
SUBLICENCE GRANTS

2.1 Sublicence to use Licensed Information. SubLicensor hereby grants to SubLicensee, to the extent that it has a right to do so:

(a)
a personal, royalty-free, exclusive and non-transferable right and sublicence to use and to sublicense others to use within the Primary Territory only, the Licensed Information to: (i) make and have made Licensed Products for use or sale exclusively within the Primary Territory; and (ii) use any apparatus required to manufacture and use Licensed Products in the Primary Territory; and

(b)
a personal, royalty-free, non-exclusive and non-transferable right and sublicence to use and to sublicense others to use within the Secondary Territory only, the Licensed Information to: (i) make and have made Licensed Products for use or sale exclusively within the Secondary Territory; and (ii) use any apparatus required to manufacture and use Licensed Products in the Secondary Territory.

2.2 Sublicence to use Licensed Patents. SubLicensor hereby grants to SubLicensee, to the extent that it has a right to do so:

(a)
a personal, royalty-free, exclusive and non-transferable right and sublicence to use and to sublicense others to use, within the Primary Territory only, the Licensed Patents to make and have made Licensed Products for use or sale exclusively within the Primary Territory; and

(b)
a personal, royalty-free, non-exclusive and non-transferable right and sublicence to use and to sublicense others to use, within the Secondary Territory only, the Licensed Patents to make and have made Licensed Products for use or sale exclusively within the Secondary Territory.

The foregoing sublicences shall not extend to any infringement of Owner's patents not sublicensed hereunder resulting from the combination of Licensed Products with other products not sublicensed herein.

2.3 Additional Patents. In the event that SubLicensee identifies in writing to SubLicensor any patents, licensable by SubLicensor, which are necessarily infringed by SubLicensee's exercise of the licenses granted in Sections 2.1 and 2.2, and SubLicensor, after a good faith analysis, agrees with SubLicensee's position, then upon SubLicensor's written notification, Schedule A shall be automatically amended to include such additional patents without further consideration payable by SubLicensee. SubLicensor agrees to exercise any rights it may have pursuant to Section 2.6 of the Master Licence Agreement to the extent necessary to allow it to comply with the provisions of this Section 2.3. In the event that SubLicensor shall determine for any reason that such infringement will not occur as to a licensable SubLicensor patent, SubLicensor shall thereafter be estopped from making any claims of infringement against SubLicensee, its Subsidiaries or its customers as to such SubLicensor patent for any exercise by SubLicensee of its rights under Section 2.1 and 2.2.

2.4 Payment of Shares. In consideration of the sublicences granted herein, SubLicensee shall issue to SubLicensor 6,500,000 fully paid and non-assessable common shares of SubLicensee (the "Shares") and shall deliver to SubLicensor, on or before the Effective Date, a share certificate representing the Shares registered in the name of SubLicensor. SubLicensor represents and warrants that it is acquiring the Shares solely for investment for its own account and not with a view to any distribution of the Shares. SubLicensor acknowledges that the Shares have not been registered under the United States Securities Act of 1933 (the “1933 Act”) and constitute "restricted securities" within the meaning of Rule 144 under the 1933 Act. SubLicensor covenants that it will not sell or otherwise transfer the Shares in the United States except pursuant to an effective registration statement under the 1933 Act or in a transaction which qualifies as an exempt transaction under the 1933 Act and the rules and regulations promulgated thereunder (in the case of any such exempt transaction, as evidenced by a written opinion of counsel to SubLicensor of reputable standing in a form reasonably satisfactory to SubLicensee). SubLicensor acknowledges that all certificates representing the Shares may have endorsed therein an appropriate legend reflecting the foregoing restrictions.

2.5 Registration Rights. It is a condition precedent to the effectiveness of this Agreement that a registration rights agreement relating to the Shares and the shares issued to SubLicensor by SubLicensee pursuant to the Canadian SubLicence (and any shares of Sterling Gold for which the Shares or the shares issued to SubLicensor by SubLicensee pursuant to the Canadian SubLicence may be exchanged) substantially in the form attached hereto as Schedule "B" be executed and delivered by Sterling Gold, SubLicensee and SubLicensor on or before the Effective Date.

2.6 Financing. It is a condition precedent to the effectiveness of this Agreement that SubLicensee has completed a private placement of at least 2,666,666 shares of SubLicensee's common stock at a subscription price of $0.75 per share on or before the Effective Date.

2.7 No Other Rights. Except as specifically granted in this Article 2, this Agreement does not grant any other sublicences or other rights, either directly or indirectly, by implication, estoppel or otherwise, to SubLicensee with respect to any of Owner’s or SubLicensor's patents or patent applications, trademarks, copyrights, trade secrets, computer programs, know-how or other intellectual property rights. For greater certainty, this Agreement does not constitute a sale, assignment or transfer of the Licensed Patents or the Licensed Information or any part thereof to SubLicensee or any other party.

2.8 Reduction of Secondary Territory. SubLicensor may, at any time after the first anniversary of the date of this Agreement, provide a written notice to SubLicensee indicating that the SubLicensor wishes to grant an exclusive sublicence to a third party for a particular country (the "Country") in the Secondary Territory. It is agreed that if SubLicensee fails to demonstrate to SubLicensor's satisfaction, acting reasonably, that SubLicensee has used commercially reasonable efforts to sell, distribute and promote the Licensed Products in the Country during the sixty (60) day period after receipt of such notice, notwithstanding any other provision of this Agreement, the Country shall be excluded from the definition of "Secondary Territory" and this Agreement shall be deemed to have been amended nunc pro tunc.

ARTICLE 3
USE RESTRICTIONS/CONDITIONS

3.1 Best efforts to Sell/Distribute. SubLicensee agrees to use its best efforts to manufacture, sell, distribute and promote the Licensed Products within the Primary Territory. SubLicensee agrees to use commercially reasonable efforts to manufacture, sell, distribute and promote the Licensed Products within the Secondary Territory.

3.2 Outsourcing Manufacture. It is acknowledged and agreed that the licences granted to SubLicensee in Sections 2.1 and 2.2 include the right to grant sublicences to third party manufacturers to the extent necessary to enable such third party manufacturers to manufacture Licensed Products for SubLicensee. The terms of any such sublicence to third party manufacturers, however, shall be limited solely to the use of the Licensed Information and Licensed Patents in connection with the manufacture of Licensed Products for sale to SubLicensee and shall not permit such third party manufacturer to use the Licensed Information or Licensed Products for any other purpose or in connection with the production of any other products.

3.3 Territory. SubLicensee acknowledges and agrees that the sublicences granted to it pursuant to Article 2 may only be exercised in connection with the manufacturing and selling of Licensed Products within the Territories as set out herein.

3.4 No Contest of IP. SubLicensee agrees not to contest (a) the validity of the Licensed Technology, or (b) the right, title or interest of the Owner or SubLicensor in and to the Licensed Technology and further agrees not to aid others in doing so. This Section 3.4 shall survive the termination or expiry of this Agreement.

3.5 Improvements. SubLicensee agrees to assign and transfer to Owner any and all SubLicensee Improvements during the term of this Agreement and SubLicensee shall transfer to Owner any and all papers or other materials necessary or proper to vest in Owner title to the SubLicensee Improvements and such SubLicensee Improvements shall then become part of and be treated as Licensed Technology under this Agreement. SubLicensor shall grant to SubLicensee, to the extent that it has a right to do so, a royalty-free, personal, exclusive and non-transferable right to use, make and sell and to sublicense others to use, make and sell products embodying the SubLicensee Improvements in the Primary Territory, and a royalty-free, personal, non-exclusive and non-transferable right to use, make and sell and to sublicense others to use, make and sell products embodying the SubLicensee Improvements in the Secondary Territory, and hereby agrees to use all commercially reasonable efforts to obtain such right in order to make such grants. The parties recognize and acknowledge that SubLicensee intends to design, manufacture, sell and distribute additional products in the same categories as the Licensed Products. Accordingly, the parties understand and confirm that all formulae, methods, processes, techniques, designs, models, construction, product components and materials, whether or not patentable, originating with SubLicensee in connection with the design, manufacture, sale or distribution of such additional products and not in connection with the Licensed Technology shall not be subject to the provisions of this Section 3.5 and shall remain the sole and exclusive property of SubLicensee.

3.6 Co-operation. Each party hereto agrees to notify the other party promptly of each infringement or possible infringement of the Licensed Patents, as well as any facts which may affect the validity, scope or enforceability of the Licensed Patents of which such party becomes aware. SubLicensor and SubLicensee covenant with each other to co-operate in all reasonable ways in a prompt and timely fashion in the prosecution of any infringement suit by the Owner, SubLicensor or SubLicensee and in any defence of any action, suit or proceeding instituted for the impeachment of or for a declaration of infringement of the Licensed Patents. SubLicensee covenants and agrees to co-operate with and assist Owner, at Owner's expense, in the Owner's prosecution of patent, trademark and copyright applications in connection with the Licensed Products. In the event that either SubLicensor or Owner concludes not to seek prosecution or ceases to prosecute any complaint in connection with the Licensed Patents or the Licensed Products (a “Proceeding”), then SubLicensor or Owner shall notify SubLicensee in writing of such conclusion, and thereafter, if SubLicensee so elects by written notice to SubLicensor, SubLicensor shall permit SubLicensee to prosecute such Proceeding, at SubLicensee’s sole cost and expense. Any benefits and/or damages awarded pursuant to SubLicensee’s prosecution shall be for the sole benefit of SubLicensee and neither of SubLicensor nor Owner shall be entitled to any benefits and/or such award.

3.7 No Technical Assistance. SubLicensee agrees that there are to be no training, technical assistance or other services provided under this Agreement by SubLicensor in relation to the Licensed Products except where such services are rendered through any further written agreement between the parties, and in that case, at a fee to be agreed upon at the time the further written agreement may be entered into.

3.8 Sublicensing of Technology. SubLicensee shall ensure that any sublicensing of the Licensed Technology be subject to terms no less restrictive or less protective of SubLicensor's rights relating to the Licensed Technology than this Agreement.

3.9 Public Issuer. SubLicensee shall seek and obtain SubLicensor's written consent, which may not be unreasonably withheld, prior to becoming or seeking to become a Public Company.

3.10 Supply of Materials. SubLicensee shall source and purchase at reasonable prevailing market rates all security-related materials for the production of the Licensed Products in the Territories, including, but not limited to, security paper, security ink and polymer pouches from SubLicensor and/or Owner pursuant to the terms and conditions of a supply agreement to be negotiated between the parties in good faith, acting reasonably. It is acknowledged and agreed that the supply agreement shall contain a provision providing that in any country where SubLicensor licenses the Licensed Technology to SubLicensee on a non-exclusive basis, SubLicensee shall be entitled to the same prevailing market rates as those offered to preferred customers of SubLicensor in the applicable country. It is further acknowledged and agreed that a single supply agreement in conformance with the foregoing requirements shall satisfy the requirements of both this Section 3.10 and the analogous provision, Section 3.10, of the Canadian SubLicence.

3.11 Supply of Equipment. SubLicensee shall lease or purchase all security-related equipment or apparatus required for the production of the Licensed Products, including, but not limited to, "Fusinator" machines from SubLicensor, or at SubLicensor's discretion, the Owner, pursuant to the terms and conditions of agreements to be negotiated between the parties in good faith from time to time, acting reasonably. SubLicensee shall use all commercially reasonable efforts (including, if necessary and where available, commercial recordings in the case of leases) to ensure that "Fusinator" machines leased or sold to its customers are subject to recovery in the event that the lessee or buyer is unable to satisfy the security and confidentiality obligations relating to such machines as may be imposed by SubLicensor or Owner from time to time.

3.12 Non-Compete. Neither SubLicensor nor any of its Subsidiaries shall, either directly or indirectly, in any manner whatsoever, including either individually or in partnership or jointly, or in conjunction, with any other person or persons, as principal, agent, shareholder, employee, investor, creditor, director, officer or otherwise or in any other manner whatsoever, directly or indirectly carry on, engage in, be interested in, be concerned with, advise, lend to, guarantee the obligations of or otherwise have a financial interest in, any business which manufactures, sells and/or distributes products which are substantially similar to or compete with the Licensed Products in the Primary Territory during the Term of this Agreement.

3.13 Research and Development. SubLicensor and SubLicensee will work together in good faith to actively coordinate their research and development activities with respect to the Licensed Products (the "R&D Activities") during the initial five (5) years of the Term and will work in good faith to negotiate and enter into a research and development agreement with respect thereto. The contemplated research and development agreement will establish a coordinated roadmap and agenda for the parties' R & D Activities. SubLicensee will commit to expend an aggregate of at least $800,000 on R&D Activities during the first two (2) years of the research and development agreement and an aggregate of at least $2,000,000 (including the $800,000 referred to above) during the five (5) year term of the research and development agreement. SubLicensee shall have the right, in its sole discretion, to conduct the R&D Activities directly, through third party contractors or by agreement with Owner; provided that any such contract with a third party will be consistent with the terms of this Agreement. It is anticipated that the research and development agreement, including SubLicensee’s funding commitment set forth above, will be terminated if this Agreement is terminated for any reason, other than a breach hereof by SubLicensee or the termination of this Agreement by SubLicensee pursuant to Section 6.3. It is acknowledged and agreed that a single research and development agreement in conformance with the foregoing requirements shall satisfy the requirements of both this Section 3.13 and the analogous provision, Section 3.13, of the Canadian SubLicence.

ARTICLE 4
BRANDING

4.1 LQ Branding - Conditions of Use. SubLicensee acknowledges and agrees that: (i) the LQ Branding are and shall remain the sole property of Owner and/or SubLicensor, (ii) nothing in this Agreement or elsewhere shall confer upon SubLicensee any right of ownership in the LQ Branding, and (iii) it shall not now or in the future contest the validity of the LQ Branding. The Owner and SubLicensor do not hereby grant a licence or authorize in any way whatsoever SubLicensee to use the LQ Branding, and any proposed use of the LQ Branding (or any portion thereof) must be approved in writing by the Owner and the SubLicensor prior to such use.

ARTICLE 5
CONFIDENTIALITY

5.1 Protection of Confidential Information. Commencing as of the Effective Date and continuing until a period of ten (10) years from the date that this Agreement is terminated, SubLicensee agrees to use the same degree of care and discretion, but at least a reasonable level of care and discretion, to avoid any disclosure, publication, or dissemination of any part or all of the Licensed Information outside of SubLicensee, as SubLicensee employs with information of its own which it regards as confidential and which it does not desire to publish, disclose or disseminate. If any Licensed Information of a third party requires a different standard of care and such standard of care requirement is clearly delineated in writing with respect to such Licensed Information within thirty (30) days of the disclosure of such Licensed Information, SubLicensee agrees to protect such third party's Licensed Information in accordance with the terms of the agreement under which such information was received by SubLicensor.

5.2 Exemptions. Disclosure of Licensed Information shall not be precluded, if such disclosure is:

(a)
in response to a valid order of a court or other governmental body; provided, however, that SubLicensee shall first have given notice to SubLicensor and made a reasonable effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued;

(b)	otherwise required by law;

(c)	reasonably necessary to establish rights under this Agreement (but only to the extent necessary to do so);

(d)
reasonably necessary to exercise SubLicensee's sublicensed rights hereunder and such disclosure is made to an entity or other person that is bound as to the non-disclosure of such Licensed Information by a written agreement that is no less restrictive than this Article 5; and

(e)	agreed upon by prior written approval of the discloser.

5.3 No Confidentiality Obligation. No obligation of confidentiality shall attach to:

(a)	any information that SubLicensee already possesses, prior to the Effective Date, without obligation of confidentiality;

(b)	any information SubLicensee rightfully receives from another person without obligation of confidentiality;

(c)	any information which is in the public domain, other than by way of breach of this Agreement;

(d)	any information that is, or becomes, publicly available without breach of this Agreement; or

(e)
any information received from a third party legally in a position to provide such information, provided, however that such information was not obtained by said third party directly or indirectly from the discloser under an obligation of confidentiality.

ARTICLE 6
TERM, TERMINATION AND ASSIGNMENT

6.1 Term. This Agreement shall become binding and effective when executed by the parties. The term of this Agreement shall start from the Effective Date and shall remain in effect until the date of expiration of the last patent to expire of the Licensed Patents (the "Term"), unless terminated earlier pursuant to the terms of this Agreement.

6.2 Cure Period. Notwithstanding anything else in this Agreement, if SubLicensee is in breach of its obligations hereunder and SubLicensor provides written notice to SubLicensee specifying the nature of such breach, SubLicensee shall cure such breach within sixty (60) days after such written notice. If SubLicensee fails to cure the breach within sixty (60) days, SubLicensor shall have the right to terminate this Agreement by giving written notice of termination to SubLicensee.

6.3 Termination by SubLicensee. Notwithstanding anything else in this Agreement, SubLicensee shall have the right to terminate this Agreement at any time upon giving written notice of termination to SubLicensor no less than ninety (90) days prior to such time.

6.4 Insolvency of SubLicensee. Notwithstanding Section 6.2, and in addition to the provisions set out in Section 6.2, in the event that SubLicensee engages in or suffers any of the following events of default:

(a)
becomes insolvent, is dissolved or liquidated, files or has filed against it a petition in bankruptcy, reorganization, dissolution or liquidation or similar action filed by or against it, is adjudicated as bankrupt, or has a receiver appointed for its business; or

(b)	has all or a substantial portion of its capital stock or assets expropriated or attached by any government entity,

then SubLicensee shall promptly notify SubLicensor in writing that such event has occurred. If any default as specified above in this Section 6.4 is not cured within ten (10) days after written notice from SubLicensor, SubLicensor shall have the right to terminate this Agreement by giving written notice of termination to SubLicensee.

6.5 Delay/Failure to Terminate. No failure or delay on the part of SubLicensor in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its right of termination for such causes or any other or subsequent causes.

6.6 Effect of Termination. Upon termination of this Agreement, all sublicences granted under this Agreement will automatically terminate, and SubLicensee shall promptly return to SubLicensor or destroy all tangible information containing Licensed Information, provided however, that in the event of expiration or earlier termination of this Agreement for reasons other than a material breach by SubLicensee, SubLicensee shall be entitled: (i) for a period of six (6) months from the date of such termination or expiration, as the case may be, on a non-exclusive basis, to continue to distribute and sell its then existing inventory of Licensed Products in the Territories consistent with the terms and conditions of this Agreement; and (ii) for a period of six (6) months from the date of such termination or expiration, as the case may be, to fulfill its obligations under then existing commitments with respect to which it has placed orders with Owner or SubLicensor under the supply agreement contemplated by Section 3.10 hereof.

6.7 Personal Rights. The rights or sublicences granted herein are personal to the parties and, except as permitted by Section 12.2 hereof, SubLicensee shall not assign, transfer, encumber or sublicense any of its rights or privileges hereunder without the prior written consent of SubLicensor. Any attempted act in derogation of the foregoing shall be considered void.

6.8 Termination/Amendment of Master Licence. In the event that the licence granted to SubLicensor under the Master Licence Agreement is terminated for whatever reason, except as provided in Section 8.2, this Agreement shall immediately terminate and SubLicensor shall have no liability to SubLicensee arising from or related to the termination of this Agreement, provided, however, that SubLicensor shall use commercially reasonable efforts to facilitate a direct sublicense agreement substantially in the form of this Agreement between Owner and SubLicensee as applicable. Notwithstanding Section 11.2, in the event that any of the licences granted to SubLicensor under the Master Licence Agreement is modified such that it is more restrictive than the corresponding sublicence granted herein, such sublicence shall also be modified accordingly.

6.9 SubLicensor Remedies. The rights and remedies available to SubLicensor in this Article 6 are in addition to, and do not limit, any and all remedies available to SubLicensor at law or in equity or pursuant to this Agreement.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

7.1 SubLicensor Representations and Warranties. SubLicensor represents and warrants to SubLicensee as follows and acknowledges that SubLicensee is relying on such representations and warranties in entering into this Agreement:

(a)
Organization and Power: SubLicensor is a duly organized and validly existing company in good standing under the laws of British Columbia and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

(b)
Due Authorization: the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of SubLicensor;

(c)
Enforceable Agreement: this Agreement has been duly executed and delivered by SubLicensor and constitutes a legal, valid and binding obligation of SubLicensor, enforceable by SubLicensee against SubLicensor in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally, specific performance, injunctive relief and other equitable remedies granted in the discretion of a court of competent jurisdiction, indemnity and related rights under applicable law and that provisions relating to severing unenforceable provisions may be limited by applicable law; and

(d)
No Infringement: to SubLicensor's knowledge, the Licensed Technology as used by SubLicensor immediately prior to the Effective Date, does not infringe or make unauthorized use of any intellectual property rights of any third party and none of Owner, SubLicensor or any of their respective Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect thereto.

7.2 SubLicensee Representations and Warranties. SubLicensee represents and warrants to SubLicensor as follows and acknowledges that SubLicensor is relying on such representations and warranties in entering into this Agreement:

(a)
Organization and Power: SubLicensee is a duly organized and validly existing company in good standing under the laws of Delaware, USA and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

(b)
Due Authorization: the execution, delivery and performance by SubLicensee of its obligations under this Agreement and the issuance, sale and delivery of the shares delivered to SubLicensor pursuant to Section 2.4 by SubLicensee:

(i)	have been duly authorized by all necessary action on the part of SubLicensee;

(ii)
do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities commission or other regulatory authority or other third party, except: (I) those which have been obtained; (II) those as may be required under applicable securities laws and will be obtained prior to the Effective Date; or (III) those which have not been obtained and would not result in a material adverse effect on SubLicensee; and

(iii)
do not and will not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a material breach or a violation of, or conflict with or result in a default under, or allow any other person to exercise any rights under, any of the terms or provisions of the articles, by-laws or resolutions of the board of directors (or any committee thereof) or security holders of SubLicensee, or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over any of them, or any material agreement, licence or permit to which any of them is a party;

(c)
Enforceable Agreement: this Agreement has been duly executed and delivered by SubLicensee and constitutes a legal, valid and binding obligation of SubLicensee, enforceable by SubLicensor against SubLicensee in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally, specific performance, injunctive relief and other equitable remedies granted in the discretion of a court of competent jurisdiction, indemnity and related rights under applicable law and that provisions relating to severing unenforceable provisions may be limited by applicable law;

(d)
Outstanding Shares: SubLicensee is authorized to issue 75,000,000 common shares of which, as of the Effective Date, 12,262,000 common shares were issued and outstanding as fully paid and non-assessable shares of SubLicensee;

(e)
Compliance with Law: SubLicensee has carried out its affairs in compliance in all material respects with the terms and provisions of applicable law and is not in material violation of or in material default in the performance of any mortgage, note, indenture, deed of trust, contract, agreement (written or oral), instrument, lease, licence or other document to which it is a party or by which it is bound or to which its property or assets or any of them is subject;

(f)
Validly Issued Shares: the common shares to be issued pursuant to this Agreement have been, or prior to the Effective Date will be, duly created and, when issued, delivered and paid for in full, will be validly issued as fully paid common shares of SubLicensee, and will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by SubLicensee;

(g)
Financing and RTO: SubLicensee has completed a private placement of at least 2,666,666 shares of SubLicensee's common stock at a subscription price of $0.75 per share concurrently with entering into this Agreement. Immediately after entering into this Agreement, SubLicensee shall complete a share exchange agreement with Sterling Gold pursuant to which all of the outstanding shares of common stock of SubLicensee will be exchangeable on a one-for-one basis for shares of Sterling Gold following which SubLicensee shall become a wholly owned subsidiary of Sterling Gold; and

(h)	No Claims: SubLicensee has not received any written claims or written notice from any third party which might impact SubLicensee’s ability to perform its obligations hereunder.

ARTICLE 8
INDEMNITY AND LIMITATIONS OF LIABILITY

8.1 Indemnification for Infringement Losses.

(a)
Any provision of Section 3.6 or Section 8.3 to the contrary notwithstanding, SubLicensor will indemnify, defend and hold harmless SubLicensee from and against Infringement Losses incurred by SubLicensee from time to time in an aggregate amount up to, but not in excess of, $200,000. It is understood, acknowledged and agreed by the parties that the $200,000 amount referenced above in this Section 8.1(a) is an aggregate and cumulative limitation on: (i) SubLicensor’s obligation to indemnify SubLicensee against Infringement Losses set forth in this Section 8.1; and (ii) SubLicensor's obligation to indemnify SubLicensee against "Infringement Losses" (as such term is defined in the Canadian SubLicence) pursuant to the terms of the Canadian SubLicence.

(b)
SubLicensee shall give notice to SubLicensor promptly, and in any event not later than twenty (20) days, after SubLicensee receives written notice of any claim, event or matter (an "Indemnification Claim") as to which SubLicensee may seek indemnity under paragraph (a) of this Section 8.1; provided that the failure to give notice as provided in this paragraph (b) shall not relieve SubLicensor of its obligations under this Section 8.1 except to the extent that such failure prejudices the rights of SubLicensor. In the event of any claim, action, suit, proceeding or demand asserted by any person who is not a party to this Agreement which is or gives rise to an Indemnification Claim, SubLicensor may elect to assume the defense of any such claim and SubLicensee shall have the right to participate in such defense at SubLicensee’s own expense, which shall include counsel of its choice. If SubLicensor (1) elects not to defend, compromise or settle an Indemnification Claim, or (2) having elected to defend an Indemnification Claim, fails to retain counsel to prosecute the action within thirty (30) days of such election, then in each case, SubLicensee shall have the right to defend such claim at the risk of SubLicensor. SubLicensee shall not settle or compromise any Indemnification Claim without the prior written consent of SubLicensor, which consent shall not be unreasonably withheld and SubLicensor shall not settle or compromise any Indemnification Claim for an amount in excess of $200,000 without the prior written consent of SubLicensee, which consent shall not be unreasonably withheld.

8.2 Claw-back.

(a)
Any provision of Sections 6.8, 8.3 or 8.5 to the contrary notwithstanding, in the event that, prior to January 31, 2012, (i) this Agreement shall be terminated by reason of the termination of the Master Licence Agreement and is not replaced by a direct licence between Owner and SubLicensee in substantially the form of this Agreement, as applicable or (ii) SubLicensee is prevented from practicing or utilizing the Licensed Technology in the Primary Territory by reason of any infringement by the Licensed Technology of the rights of third parties (either of such events, a “Claw-back Event”), SubLicensor will convey to SubLicensee a number of Claw-back Shares (as defined in paragraph (b) below) determined in accordance with the following schedule:

(i)	if the Claw-back Event occurs prior to January 31, 2009, 6,500,000 Claw-back Shares;
(ii)	if the Claw-back Event occurs on or after January 31, 2009, but prior to January 31, 2010, 6,000,000 Claw-back Shares;
(iii)	if the Claw-back Event occurs on or after January 31, 2010, but prior to January 31, 2011, 4,000,000 Claw-back Shares; and
(iv)	if the Claw-back Event occurs on or after January 31, 2011, but prior to January 31, 2012, 2,000,000 Claw-back Shares.

For greater certainty, the Claw-back Event shall only be a one time occurrence.

(b)
As used in this Section 8.2, “Claw-back Shares” means shares of common stock of SubLicensee or any shares or other securities of SubLicensee or any third party into which the common stock of SubLicensee may have been converted or for which shares of common stock of SubLicensee may have been exchanged as a result of any transaction occurring on or after the date hereof and prior to January 31, 2012. The respective numbers of Claw-back Shares set forth in clauses (i) through (iv) of paragraph (a) of this Section 8.2 shall be appropriately and proportionately adjusted to reflect any stock splits, reverse stock splits, conversions or exchanges or other capital adjustments which may have occurred with respect to the Claw-back Shares, including applicable conversion and exchange ratios.

(c)
It is understood, acknowledged and agreed by the parties that the liability pertaining to the conveyance of the Claw-back Shares referenced in Section 8.2(a) is a one-time occurrence limitation on: (i) SubLicensor’s obligation to convey the Claw-back Shares to SubLicensee in the event of the occurrence of a Claw-back Event pursuant to the terms of this Agreement; and (ii) SubLicensor's obligation to convey the Claw-back Shares to SubLicensee in the event of the occurrence of a "Claw-back Event" (as such term is defined in the Canadian SubLicence) pursuant to the terms of the Canadian SubLicence. For greater certainty, the occurrence of a Claw-back Event or a "Claw-back Event" (as defined in the Canadian SubLicence) shall result in only a single conveyance of Claw-back Shares in accordance with the schedule set forth in Section 8.2(a) and shall not be duplicative with any similar liability or obligation contained in the Canadian SubLicence.

8.3 No Warranties. Nothing in this Agreement is or shall be construed as: (i) a warranty or representation by SubLicensor as to the validity or scope of the Licensed Patents; (ii) any warranty or representation by SubLicensor that anything made, used, sold or otherwise disposed of under any sublicence granted in this Agreement is or will be free from infringement of patents, trademarks, copyrights and other rights of third parties; (iii) an obligation on the part of SubLicensor to bring or prosecute actions or suits against third parties for infringement; or (iv) granting by implication, estoppel or otherwise any licenses or sublicenses other than the Licensed Patents defined in this Agreement, regardless of whether such patents are dominant or subordinate to the Licensed Patents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SUBLICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, DURABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS OR THEIR PROCESS OF MANUFACTURE WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS. Any warranty made by SubLicensee to its customers, users of the Licensed Products or any third parties are made by SubLicensee alone and shall not bind SubLicensor or be deemed or treated as having been made by SubLicensor and service of any such warranty shall be the sole responsibility of SubLicensee.

8.4 No Special Damages. IN NO EVENT WILL SUBLICENSOR OR OWNER BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH SUBLICENSEE MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING UPON THIS AGREEMENT EVEN IF SUBLICENSOR OR OWNER HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.5 Limitation of Liability. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, SUBLICENSOR’S OR OWNER’S LIABILITY FOR CLAIMS, COSTS, LOSSES, DAMAGES, OF ANY KIND OR ANY OTHER CAUSE, INCLUDING BUT NOT LIMITED TO LIABILITY FOR ANY FUNDAMENTAL BREACH OF THIS AGREEMENT AND REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED $500; PROVIDED, THAT SUCH $500 LIMITATION SHALL NOT APPLY IN THE EVENT THAT SUBLICENSOR SHALL (i) BREACH ITS OBLIGATIONS UNDER SECTIONS 8.1 OR 8.2 HEREOF OR (ii) WILFULLY TERMINATE THIS AGREEMENT OR OTHERWISE WILLFULLY REFUSE TO OBSERVE ITS OBLIGATIONS HEREUNDER, ACTING IN BAD FAITH.

ARTICLE 9
COMMUNICATIONS

9.1 Mode of Payment and Communication. All payments due after the Effective Date shall be made by electronic funds transfer. Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sent to such party by facsimile or by registered airmail (except that registered or certified mail may be used where delivery is in the same country as mailing), postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party. Payments shall be deemed to be made on the date of electronic funds transfer. Notices or other communications shall be deemed to have been given or provided on the date of sending. The addresses are as follows:

(a)	If to SubLicensor:

Fortress Paper Ltd.
157 Chadwick Court
North Vancouver, British Columbia
V7M 3K2 Canada
Attention: Chadwick Wasilenkoff

with a copy to:

Sangra Moller LLP
Barristers & Solicitors
1000 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia
V6C 3L2 Canada

Attention: Winston Yee

(b)	if to SubLicensee:

iDcentrix Inc.
Suite 4240, 2101 Rosecrans Ave.
El Segundo, CA 90245
Attention: Chief Executive Officer

ARTICLE 10
APPLICABLE LAW AND VENUE

10.1 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties hereto shall be governed by, the laws of the Province of British Columbia and the federal laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of British Columbia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

10.2 Venue. Each of the parties consents to the exclusive jurisdiction of any court of competent jurisdiction located within the Province of British Columbia. Each of the parties hereby: (i) waives trial by jury, (ii) waives any objection to venue of any action instituted hereunder and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by any aforementioned court. Notwithstanding the foregoing, SubLicensor shall have the right to commence and prosecute any legal or equitable action or proceeding before any court of competent jurisdiction to obtain injunctive or other relief in the event that, in the opinion of SubLicensor, such action is necessary or desirable.

ARTICLE 11
INTERPRETATION

11.1 Promotional Rights. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, trade dress or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing), save as expressly stated herein. Each party hereto agrees not to use or refer to this Agreement or any provision hereof in any promotional activity associated with apparatus sublicensed hereunder, without the express written approval of the other party.

11.2 Entire Agreement. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein.

11.3 Currency. All references to currency in this Agreement are to US dollars unless otherwise stated.

11.4 Headings. The headings inserted herein are for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement.

11.5 Gender and Number. In this Agreement, words importing the singular include the plural and vice versa; and words importing gender include all genders.

11.6 Survival. Any provision of this Agreement which expressly states it is to continue in effect after termination or expiration of this Agreement, or which by nature would survive the termination or expiration of this Agreement shall do so.

11.7 Joint Participation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE 12
MISCELLANEOUS

12.1 Export/Re-export. SubLicensee agrees not to export or re-export, or cause to be exported or re-exported, any technical data received hereunder, or the direct product of such technical data, to any country or person which, under the laws of the United States or Canada, are or may be prohibited from receiving such technical data or the direct product thereof.

12.2 Assignment. Except as provided herein, SubLicensee may not assign its rights and obligations under this Agreement without the prior written consent of the SubLicensor, provided, however, that SubLicensee may assign its rights and obligations hereunder to any Subsidiary or parent of SubLicensee. Despite any assignment, SubLicensee shall remain bound by this Agreement and is liable for the performance or non-performance of the assignee as if that performance or non-performance was that of the SubLicensee itself. SubLicensor may perform all obligations to be performed under this Agreement directly or may have some or all obligations performed by its contractor, subcontractor or affiliates.

12.3 Severability. If any part of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such part in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

12.4 Force Majeure. Neither party shall be responsible for any failure to perform hereunder which is caused by circumstances reasonably beyond the control of such party, including but not limited to Acts of God, war, riot, embargoes, fire, flood, earthquake(s), strikes or labour shortages or acts of sabotage. This provision shall not be construed as excusing non-performance of any obligation by either party to make payment to the other party under this Agreement.

12.5 Further Assurances. Each party will, at its own expense, execute and deliver such further agreements and documents and do such further acts and things as may be reasonably required to give effect to this Agreement.

12.6 Enurement. This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

12.7 Time of Essence. Time shall be of the essence of this Agreement.

12.8 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts will constitute one and the same agreement. This Agreement may be executed and transmitted by facsimile transmission or electronic mail (including pdf) and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed as of the date first written above.

FORTRESS PAPER LTD.	IDCENTRIX INC.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE A

LICENSED PATENTS

Patents relating to LQard I

Regional and national phase: United States application No.Q99837 "Identification Card and Method for the Production Thereof" 11/659,120

Patents relating to LQard II

Regional and national phase: United States application No.Q99836 "Identification Card and the Production Method Thereof" 11/659,119

SCHEDULE B

FORM OF REGISTRATION RIGHTS AGREEMENT

FORTRESS PAPER LTD.

iDCENTRIX INC.

STERLING GOLD CORP.

REGISTRATION RIGHTS AGREEMENT

dated December [●], 2007

Sangra Moller LLP

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated December [●], 2007, among Sterling Gold Corp. (together with any successor entity, herein referred to as the "Company"), a corporation organized pursuant to the laws of the State of Nevada, iDcentrix Inc. ("iDcentrix"), a company organized pursuant to the laws of the State of Delaware and Fortress Paper Ltd. ("Fortress"), a company organized pursuant to the laws of the Province of British Columbia.

WHEREAS, this Agreement is being entered into contemporaneously with the consummation of the transactions contemplated by (i) that certain Amended and Restated Technology SubLicense Agreement, dated the date hereof, between Fortress and iDcentrix (the "Restated SubLicense"), (ii) that certain Technology SubLicense Agreement, dated the date hereof, between Fortress and iDcentrix (the "SubLicense") and (iii) that certain Share Exchange Agreement, dated [the date hereof], among the Company, iDcentrix, the shareholders of iDcentrix (including Fortress) and the Shareholders Representative (as defined therein) (the "Exchange Agreement"); and

WHEREAS, pursuant to the Restated SubLicense and the SubLicense, iDcentrix will have issued to Fortress an aggregate of Ten Million (10,000,000) shares of the common stock of iDcentrix; and

WHEREAS, pursuant to the Exchange Agreement, Fortress will have exchanged the 10,000,000 shares of iDcentrix common stock issued to it pursuant to the Restated SubLicense and the SubLicense for 10,000,000 shares of common stock of the Company; and

WHEREAS, the Company has agreed to provide the registration rights set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

"Action" has the meaning set forth in Section 6(c) hereof.

"Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

"Blue Sky Application" has the meaning in Section 6(a) hereof.

"Broker-Dealer" means any broker or dealer registered under the Exchange Act.

"Business Day" means a day other than a Saturday or Sunday or any federal holiday in the United States or any holiday in the Province of British Columbia, Canada.

"Closing Date" means ●, 2007.

"Commission" means the Securities and Exchange Commission of the United States.

"Common Stock" means the shares of common stock of the Company.

"Company" has the meaning set forth in the recitals hereto.

"Effectiveness Deadline" has the meaning in Section 2(b) hereof.

"Effectiveness Period" has the meaning in Section 2(c) hereof.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Exchange Agreement" has the meaning set forth in the recitals hereto.

"Filing Deadline" has the meaning in Section 2(a) hereof.

"Holders" means Fortress or its Affiliates who own, beneficially or of record, Transfer Restricted Securities .

"Indemnified Holder" has the meaning in Section 6(a) hereof.

"NASD" means National Association of Securities Dealers, Inc.

"Notice and Questionnaire" means the Selling Securityholder Notice and Questionnaire in substantially the form attached as Exhibit A hereto.

"Person" means an individual, partnership, limited liability company, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

"Prime Rate" means the prime rate of interest charged by Royal Bank of Canada to its most creditworthy customers for U.S. dollar or commercial loans at its main branch in Vancouver, British Columbia, from time to time.

"Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

"Restated SubLicense" has the meaning set forth in the recitals hereto.

"Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

"Sub-Licence Agreement" has the meaning set forth in the recitals hereto.

"Suspension Period" has the meaning in Section 4(b) hereof.

"Transfer Restricted Securities" means each share of Common Stock originally issued to Fortress pursuant to the Exchange Agreement until the earliest to occur of:

(a)	the date on which such share of Common Stock has been effectively registered for resale under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(b)
the date on which such share of Common Stock (A) has been transferred in compliance with Rule 144(k) or (B) may be sold or transferred pursuant to Rule 144(k) were it not held by an Affiliate of the Company (or any other similar provision then in force); and

(c)	the date on which such share of Common Stock ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

"Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

It is expressly understood by the parties hereto that in the event that the Sub-Licence Agreement is terminated pursuant to its terms or the transactions contemplated thereunder are not completed that this Agreement will be null and void and of no further force and effect.

2.	Shelf Registration.

(a)	The Company shall use commercially reasonable efforts to prepare and, as promptly as practicable but in any event not later than 90 days after:

(i)	the Closing Date, file with the Commission a registration statement in respect of an aggregate of 2,500,000 of the Transfer Restricted Securities;

(ii)
having received a written request from the Holders, which request shall not be made prior to the first anniversary of the Closing Date, file with the Commission a further registration statement in respect of an additional 2,500,000 Transfer Restricted Securities over and above those referred to in (i) above;

(iii)
having received a written request from the Holders, which request shall not be made prior to the second anniversary of the Closing Date, file with the Commission a further registration statement in respect of an additional 2,500,000 Transfer Restricted Securities over and above those referred to in (i) and (ii) above; and

(iv)
having received a written request from the Holders, which request shall not be made prior to the third anniversary of the Closing Date, file with the Commission a further registration statement in respect of an additional 2,500,000 Transfer Restricted Securities over and above those referred to in (i), (ii) and (iii) above, (the date which is not later than 90 days after each of the events referred to in (i) through (iv) above is referred to as a "Filing Deadline")

for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statements"), covering the Transfer Restricted Securities issued to and held by the Holders as set out above. The Shelf Registration Statements shall be on Form S-3 under the Securities Act or, if Form S-3 is unavailable, on another appropriate form permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners designated by them or permitted under applicable law (including, without limitation, one or more underwritten offerings).

The Company shall use commercially reasonable efforts to cause the Shelf Registration Statements to be declared effective by the Commission as soon as practicable after they are filed and, in any event, within 90 days after the Filing Deadline for each such Shelf Registration Statement (the "Effectiveness Deadline"). If (i) (A) any of the Shelf Registration Statements required to be filed by the Company pursuant to Section 2(a) hereof is not filed with the Commission prior to the Filing Deadline or (B) any such Shelf Registration Statement covering all of the Transfer Restricted Securities is not declared effective by the Commission on or before the Effectiveness Deadline due to the failure of the Company to use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission, or (ii) if, after any such Shelf Registration Statement has been declared effective by the Commission, sales of any of the Transfer Restricted Securities required to be covered by such Shelf Registration Statement cannot be made pursuant to such Shelf Registration Statement (by reason of a stop order or the Company's failure to update the Shelf Registration Statement or after the 30th consecutive day in any 45-day period or the 45th day in any 365-day period, as the case may be, of any Suspension Period described in Section 4(b) hereof, or any other reason outside the control of the Holders) and the Company does not cause the Shelf Registration Statement to become effective by a post-effective amendment or report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act within five (5) Business Days of the commencement of such suspension, or (iii) the Common Stock are not included for quotation on the Nasdaq Over- the -Counter Bulletin Board (the "OTCBB") at any time after the Effectiveness Deadline hereunder (each of the items (i) and (ii) of this Section 2(a) is herein called a "Registration Default"), then the Company will make payments to the Holders in such amounts and at such times as shall be determined pursuant to this Section 2(a) as relief for the damages to the Holders by reason of any such delay in or reduction of their ability to sell the Transfer Restricted Securities as liquidated damages ("Default Damages"). The Company shall pay to each Holder as Default Damages an amount equal to the number of Transfer Restricted Securities held by such Holder, multiplied by a deemed price of US$0.75 per Transfer Restricted Security, multiplied by a rate equal to the Prime Rate plus 5% per annum, for each thirty (30) day period (or portion thereof) of a Registration Default. Default Damages shall accrue to each Holder on the Transfer Restricted Securities from and including the date on which the Registration Default occurs up to but excluding the date on which the Registration Default has been cured provided however, Default Damages on Transfer Restricted Securities shall not accrue under any more than one of the foregoing clauses (i) or (ii) above at any one time; provided further however that (x) on the filing of the Shelf Registration Statement as required (in case of clause (i)(A) of this Section 2(a)), (ii) on the effectiveness of the Shelf Registration Statement as required hereunder (in the case of clause (i)(B) of this Section 2(a)) or the quotation of the Common Stock on the OTCBB, Default Damages on the Transfer Restricted Securities as a result of such clause (or the relevant subclause) as the case may be, shall cease to accrue. It is understood and agreed that notwithstanding any provisions to the contrary Default Damages shall cease to accrue on any Transfer Restricted Securities at the time that such securities cease to be a Transfer Restricted Securities.

Notwithstanding anything to the contrary, a Holder shall not be entitled to Default Damages under this Section 2(a) if such Registration Default is attributable to changes (other than corrections of the Company's mistakes respecting information previously provided by the Holders) required to be provided by the Holders in the Shelf Registration Statement with respect to information relating to the Holders, including, without limitation to the plan of distribution or if such Holders have not provided all registration information to us as required in Section 2(d) at least five (5) Business Days prior to the effective date of Shelf Registration Statements or any subsequent amendment thereto (with respect to any period subsequent to such amendment and prior to the next amendment in respect of which such information is provided to us). No Default Damages will be payable to Holders of securities purchased in transactions covered by the Shelf Registration Statement or previously sold in transactions exempt from the registration requirements of the Securities Act in accordance with Rule 144 (unless such Holders were assigned rights hereunder pursuant to Section 10(f) hereof).

The calculation of Default Damages hereunder will be determined on the basis of a 360 day year comprised of twelve-30 months days and the actual number of days on which Default Damages accrued during such period.

The Default Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for Registration Defaults. In addition to the foregoing, the Company shall not, without the Holders' prior written consent (such consent to be given in the sole discretion of the Holders), for the entire period that there is an uncured Registration Default, file, or cause to be filed, any registration statement for its securities for sale either for its own account or for the account of a third party.

(b)
The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statements continuously effective in order to permit the Prospectus included therein to be lawfully delivered by the Holders for a period (the "Effectiveness Period") of two years from the Filing Deadlines set out in Section 2(a) hereof or such shorter period that will terminate when (i) all the Transfer Restricted Securities have been sold pursuant to the Shelf Registration Statements or (ii) none of the shares of Common Stock issued to the Holders pursuant to the Exchange Agreement are Transfer Restricted Securities. The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statements effective during the requisite periods if it voluntarily takes any action that would result in the Holders not being able to offer and sell such Transfer Restricted Securities during the Effectiveness Period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 4(b) below, and the Company thereafter complies with the requirements of Section 4(b).

Notwithstanding the foregoing, the Company shall not be obligated to file a Prospectus with the securities commission or similar regulatory authority in any of the provinces or territories of Canada.

(c)
The Company shall, at least 15 Business Days prior to the date on which a Shelf Registration Statement is filed, provide written notice to each Holder (which notice shall be accompanied by a copy of a Notice and Questionnaire to be completed by such Holder) that the Company intends to file a Shelf Registration Statement pursuant to this Agreement and that the Holder must complete and return the enclosed Notice and Questionnaire in accordance with this Section 2(c) in order to be named as a selling securityholder in the Shelf Registration Statement and Prospectus. The Company shall include in a Shelf Registration Statement at the time it is first declared effective, the name of each Holder that provided a Notice and Questionnaire to the Company in accordance with this Section 2(c). If the Company files a post-effective amendment to the Shelf Registration Statement, the Company shall use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable.

(d)
If the Company’s Board of Directors, in its good faith judgment, determines that any Shelf Registration should not be made or continued because (i) it would interfere with any material financing, acquisition, corporate reorganization or merger, or other material transaction involving the Company or (ii) it would result in premature disclosure of a matter the Company’s Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time, the Company may postpone the filing of a registration statement or, in case a registration statement has been filed, may cause such registration statement to be withdrawn, for up to 45 days; provided, however, that in no event shall the Company withdraw a Shelf Registration Statement after it has been declared effective. Notwithstanding the foregoing, for the duration of any such withdrawal or postponement period, the Company shall continue to use commercially reasonable efforts to prepare such Shelf Registration Statement and any related materials so that the Company will be in a position to file such Shelf Registration Statement when the withdrawal or postponement shall have expired. The Company may defer the filing of a Shelf Registration Statement pursuant to this Section 2(d) hereof only once in any twelve month period.

(e)
The Company will not grant to any Person the right, other than as set forth herein and except to directors or employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Holders herein. In the event the Company grants rights which are more favorable, the Company will make such provisions available to the Holders and will enter into any amendments necessary to confer such rights on the Holders. No Person shall be permitted to exercise piggyback or similar registration rights in any Shelf Registration Statement unless all of the shares of Transfer Restricted Securities permitted to be registered therein by the Holders are included in such Shelf Registration Statement.

3.	iDcentrix Obligations

For so long as the Holders hold any Transfer Restricted Securities, iDcentrix unconditionally guarantees the performance of the Company's obligations pursuant to this Agreement and shall be liable to the Holders, jointly and severally with the Company, for any loss or damage arising from any breach or non-performance of this Agreement by the Company, including without limitation, the Default Damages.

4.	Registration Procedures.

In connection with any Shelf Registration Statement contemplated by Section 2 hereof, the Company shall:

(a)
use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto and in accordance with Section 2(a) hereof, shall prepare and file with the Commission a Shelf Registration Statement relating to the registration on Form S-3, or if the Company is not then eligible to use Form S-3, on any appropriate form under the Securities Act;

(b)
upon the occurrence of any event or discovery of any facts of the kind described in clauses (ii) through (iv) of Section 4(d) during the Effectiveness Period, as promptly as practicable after the occurrence of such an event, use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed, including, without limitation, preparing and filing a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or any document incorporated therein by reference and any other required document so that, as thereafter delivered to the Holders or purchasers of the shares of Common Stock covered thereby, neither the Shelf Registration Statement nor the Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. Notwithstanding the foregoing, the Company may suspend the availability of the Shelf Registration Statement upon written notice to the Holders (which notice shall be accompanied by an instruction to suspend the use of the Prospectus), for one or more periods not to exceed 45 consecutive days in any 90-day period, and not to exceed, in the aggregate, 90 days in any 365-day period (each such period, a "Suspension Period") if:

(i)
an event occurs and is continuing that, in the Company's good faith judgment, would require the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

(ii)	the Company reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Company (and its subsidiaries, if any, taken as a whole);

(iii)	the Company's directors and executive officers are also prohibited from trading in the Company's securities during such Suspension Period; and

(iv)	the Company has suspended the availability of any other shelf registration statement covering resales by third parties.

(c)
prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period (which may, to the extent applicable in compliance with the Securities Act, be effected by filings under the Exchange Act as contemplated by Item 12(b) of Form S-3 under the Securities Act); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holders set forth in the Shelf Registration Statement or supplement to the Prospectus;

(d)	notify the Holders and the underwriter(s), if any, promptly (but in any event within five Business Days) and, if requested by such Persons, confirm such advice in writing:

(i)
when the Shelf Registration Statement, the Prospectus or any amendment, supplement or post-effective amendment thereto has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii)
of any written request by the Commission for post-effective amendments or supplements to the Shelf Registration Statement or Prospectus or for additional information relating thereto after a Registration Statement has become effective;

(iii)
of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; or

(iv)
of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

(e)
if at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(f)
furnish to the Holders and their respective counsel prior to the filing with the Commission, a copy of the Shelf Registration Statement, copies of any Prospectus included therein and copies of any amendments to the Shelf Registration Statement or supplements to the Prospectus and each Holder shall have the opportunity to correct any information pertaining to the Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any such Shelf Registration Statement or amendment or supplement thereto;

(g)
make available at reasonable times for inspection by one or more representatives of the Holders, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by the underwriter(s) and the respective counsel of the Holders all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that (i) each such representative of the selling Holders (on its behalf and on behalf of its underwriter(s), attorneys and accountants) will be required to agree in writing to hold in confidence and not to use for any purpose other than to satisfy applicable due diligence responsibilities all nonpublic information obtained by it as a result of such inspections until such is made generally available to the public through no fault of such representative of the Holders or their underwriter(s), attorneys or accountants of a selling Holder, and (ii) each selling Holder will be required further to agree in writing that it will, upon learning that the disclosure of such records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the records and information deemed confidential;

(h)
if reasonably requested by Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may request to have included therein, including, without limitation: (i) information relating to the "Plan of Distribution" of the Transfer Restricted Securities; (ii) information with respect to the number of Common Stock being sold to such underwriter(s); (iii) the purchase price being paid therefor; and (iv) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; provided, however, that with respect to any information requested for inclusion by the Holder, this clause (h) shall apply only to such information that relates to the Transfer Restricted Securities to be sold by such Holder; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(i)
furnish to each Holder and each of the underwriter(s), if any, upon request, without charge, at least one conformed copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (without any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) unless requested);

(j)
deliver to each Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; subject to any notice by the Company in accordance with this Section of the existence of any fact or event of the kind described in clauses (ii) through (iv) of Section 4(d), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(k)
in the case of an Underwritten Registration, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as are prudent and reasonable in order to expedite or facilitate the disposition of the Transfer Restricted Securities and cause to be delivered to the underwriters opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request, addressed to the underwriters and, if requested, letters from the Company’s independent certified public accountants addressed to the underwriter in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants delivered in connection with primary or secondary underwritten public offerings as the case may be;

(l)
prior to any public offering of Transfer Restricted Securities, use commercially reasonable efforts to cooperate with the Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdiction in the United States as the Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or customary to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (i) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (ii) to subject themselves to taxation in any such jurisdiction if they are not now so subject;

(m)
use commercially reasonable efforts to cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(n)
at all times after the Company has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required by it to be filed under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and take such further action as the Holders may reasonably request, all to the extent required to enable the Holders to be eligible to sell Transfer Restricted Securities pursuant to Rule 144; and

(o)
use commercially reasonable efforts to cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on the OTC Bulletin Board or on NASDAQ or such other national securities exchange as may be selected by the Company.

Each Holder agrees by acquisition of the Transfer Restricted Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in clauses (ii) through (iv) of Section 4(d) hereof and during any Suspension Period, such Holder will, and will use commercially reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

(a)	such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b) hereof; or

(b)
such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension. The Company may require each Holder to furnish and such Holder shall furnish to the Company any other information regarding the Holder and the distribution of the Transfer Restricted Securities as the Company may from time to time reasonably require in writing.

5.	Registration Expenses.

All expenses incidental to the Company's performance of and compliance with this Agreement shall be borne by the Company regardless of whether a Registration Statement becomes effective, including, without limitation:

(a)	all registration and filing fees and expenses including but not limited to the preparation of all registration statements and all amendments or supplements thereto;

(b)	all fees and expenses of compliance with U.S. securities and Blue Sky laws;

(c)	all expenses of printing (including printing of Prospectuses and certificates for the shares of Common Stock, messenger and delivery services and telephone);

(d)	all fees and disbursements of counsel to the Company;

(e)
all application and filing fees in connection with listing (or authorizing for quotation) the shares of Common Stock on any securities exchange or automated quotation system pursuant to the requirements hereof; and

(f)	all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

6.	Indemnification and Contribution.

(a)
The Company shall indemnify and hold harmless each Holder, such Holder's officers, directors and employees and each person, if any, who controls or is controlled by such Holder within the meaning of Section 15 of the Securities Act (each Holder and each of its respective officers, employees and any such control person being an "Indemnified Holder"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

(i)
any untrue statement or alleged untrue statement of a material fact contained in (A) any Shelf Registration Statement or Prospectus or any amendment thereof or supplement thereto (including in any periodic or current report filed by the Company pursuant to the Securities Exchange Act of 1934 which is incorporated by reference therein) or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

(ii)
the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein or out of the failure by the Indemnified Holder to furnish to any purchaser of its Restricted Transfer Securities, a copy of the Shelf Registration Statement, the Prospectus or any supplement or amendment thereto in the form provided to such Indemnified Holder by the Company. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Indemnified Holder.

(b)
Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its officers, directors and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof arising out of, or based upon:

(i)	any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

(ii)
the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made), not misleading, but in each case (i) only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Shelf Registration Statement or Prospectus or any amendments thereof or supplements thereto (if the same was required by applicable law to be so delivered) and (ii) such Holder shall be liable under this Agreement for only that amount as does not exceed the proceeds actually received by such Holder as a result of the sale of Transfer Restricted Securities pursuant to such Shelf Registration Statement, and shall reimburse the Company, and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Holder may otherwise have to the Company, or any of their respective directors, officers, employees or controlling persons and any such director, officer, employee or controlling person.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties, other than reasonable costs of investigation, unless: (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action; (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action; or (iii) the named parties to any such action include both the indemnifying party and the indemnified party and such parties have been advised by counsel to the indemnifying party that either (x) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal equitable defenses available to the indemnified party which are different from, in conflict with, or additional to, those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of one counsel selected by all the indemnified parties to represent them all shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party (an "Action"), unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such action and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any Action, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

(d)
If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that a Holder will not be obligated to contribute more than the net proceeds received by such Holder from such offering. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

7.	Rule 144

The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rule 144. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8.	Participation in Underwritten Registrations.

The Holders may not participate in any Underwritten Registration hereunder unless such Holder:

(a)	agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

(b)
completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

9.	Selection of Underwriters.

The Holders may sell such Transfer Restricted Securities covered by the Shelf Registration Statements in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by Holders holding a majority of the Transfer Restricted Securities whose Transfer Restricted Securities are included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

10.	Miscellaneous.

(a)
Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof, in addition to the Default Damages provided for in Section 2(a) hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)
No Inconsistent Agreements. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that interferes with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(c)
Amendments and Waivers. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the Company and the Holder, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders holding a majority of the Transfer Restricted Securities.

(d)
Notices. All notices and other communications provided for or permitted hereunder shall be made in writing (except if the context expressly permits otherwise) by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

(i)	if to a Holder, at the address set forth on the records of the transfer agent of shares of Common Stock, as the case may be with a copy to:

Fortress Paper Ltd.
157 Chadwick Court
North Vancouver, British Columbia
V7M 3K2 Canada

Attention: Chadwick Wasilenkoff
Tel: (604) 904-2328
Fax: (604)-988-5327

With a copy to:

Sangra Moller LLP
Barristers & Solicitors
1000 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia

Attention: Winston Yee
Telephone: (604)-692-3021
Facsimile: (604)-669-8803

and

(ii)	if to the Company:

Sterling Gold Corp.
c/o iDcentrix, Inc.
2101 Rosecrans Ave.
Suite 4240
El Segundo, CA 90245

Attention: Chief Executive Officer
Telephone: (310)-414-2661
Facsimile: (310)-414-8145

With a copy to:

Kelley Drye & Warren LLP
400 Atlantic Street
Stamford, CT 06901

Attention: Mr. Ridgway Barker
Telephone: (203)-327-2669
Facsimile: (203)-351-8032

and

(ii)	if to iDcentrix:

iDcentrix Inc.
2101 Rosecrans Ave,
Suite 4240
El Segundo CA 90245

Attention: Chief Executive Officer
Telephone: (310)-414-2661
Facsimile: (310)-414-8145

With a copy to:

Kelley Drye & Warren LLP
400 Atlantic Street
Stamford, CT 06901

Attention: Mr. Ridgway Barker
Telephone: (203)-327-2669
Facsimile: (203)-351-8032

All such notices and communications shall be deemed to have been duly given at: the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(e)
Successors and Assigns. This Agreement shall not be assigned without the prior written consent of the Company in its sole discretion such consent not to be unreasonably withheld; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a permitted successor or assign of a Holder as provided herein unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; and (ii) upon the occurrence of a Registration Default that continues for 30 days or more or Registration Defaults that continue for more than 45 days in any 365-day period, the Agreement may be assigned by the Holder with the written consent of the Company not to be unreasonably withheld.

(f)
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)
Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(h)
Headings. The headings in this Agreement are for convenience of reference only and are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

(i)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA, BUT WITHOUT REGARD TO ANY APPLICABILITY PRINCIPLES OF CONFLICTS OF LAW.

(j)
Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)
Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STERLING GOLD CORP.		IDCENTRIX INC.

By:		By:
	Name:		Name:
	Title		Title

FORTRESS PAPER LTD.

By:
Name:
Title:

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of common shares (the "Registrable Securities") of Sterling Gold Corp. (the "Company") understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "SEC") a registration statement (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") dated December ●, 2007 between the Company, iDcentrix and the Holders named therein. The information in this notice includes a summary of certain of the provisions of the Registration Rights Agreement, which you should review. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire at least five business days prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of its effectiveness.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, the Holders are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

Notice

The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all loss, liability, claim, damage and expense arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

	(c)	Full Legal Name of Depository Trust Company Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a)	Type and Principal amount of Registrable Securities Beneficially Owned:

(b)	CUSIP No(s). of such Registrable Securities Beneficially Owned:

4.	Beneficial Ownership of the Company's Securities Owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed in Item (3).

(a)	Type and Amount of Other Securities Beneficially Owned by the Selling Securityholder:

(b)	CUSIP No(s). of such other Securities Beneficially Owned:

5.	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Plan of Distribution:

Except as set forth below, the undersigned intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters or broker dealers or agents. If the Registrable Securities are sold through underwriters or broker dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options, swaps or other derivatives (whether exchange-listed or otherwise); or (vi) through any combination of the foregoing, or by any other legally available means. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker dealers that in turn may sell such securities. The shares may be sold or distributed from time to time by pledgees, donees or transferees of, or other successors in interest to, the undersigned.

State any exceptions here:

Note:
In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company and an undertaking by the Selling Securityholder to pay certain expenses related to such offering.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provision.

The Selling Securityholder hereby acknowledges that there may be "black out" periods during which Registrable Securities may not be sold pursuant to the Shelf Registration Statement, as set forth in the Registration Rights Agreement.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned's obligations under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices to the Company hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below. All notices to the undersigned pursuant to the Registration Rights Agreement shall be made in writing at the address set forth in paragraph 2, or any other address given to the Company by notice from the undersigned.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above or provided by the undersigned as contemplated by the immediately preceding paragraph and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner

By:
Name:
Title:
Dated:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO STERLING GOLD CORP., AT:

c/o. iDcentrix, Inc.
2101 Rosecrans Ave.
Suite 4240
El Segundo, CA 90245
Attention: Chief Executive Officer

with a copy to:

Kelley Drye & Warren LLP
400 Atlantic Street
Stamford, CT 06901
Attention: Ridgway Barker